SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form 8-K


Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 30, 1996



SYNERGY MEDIA, INC.
Formerly Sierra Solids, Inc.
(Exact name of registrant as specified in its charter)



   	Nevada				                      33-128			    87-0443269
(State or other jurisdiction of			(Commission			(I.R.S. Employer
 incorporation or organization)		   File No.)			 Identification No.)



	260 Regency Parkway, Suite 220, Omaha, Nebraska		    68114
		(Address of principal executive offices)			       (Zip Code)


(402) 343-0191
(Registrant's telephone number, including area code)

Item 5.	Other Events

	The following items were presented for shareholder approval at a special meeting of the Synergy Media, Inc., a Nevada corporation (the "Company") shareholders held at the Company's principal executive office, on May 27, 1996:

	1.	The shareholders of the Company authorized the Company to amend the its
Articles of Incorporation and its Bylaws to allow the Company to create one million (1,000,000) Preferred Shares and to authorize the Board of Directors to designate and determine the preferences, limitations and relative rights of the Preferred Shares.  The Preferred Shares may be issued in one or more series as determined by the Board of Directors.

	2.	The shareholders of the Company ratified the 1995 Stock Option Plan B
(the "Plan") which was adopted by the Board of Directors on December 1, 1995.
This Plan authorizes the Company to issue 2,000,000 options to directors, officers, employees and other persons making significant contributions to the
Company's success.  The options will be exercisable to purchase 2,000,000 shares of Company Common Stock on such terms and at such prices as shall be determined by the Board of Directors or a duly authorize

	3.	The shareholders of the Company also approved and authorized an amendment to its Articles of Incorporation and its bylaws to increase the maximum number of Company directors from seven (7) to nine (9).

Item 7.	Exhibits

	No.						Description

	99.1		    The Synergy Media, Inc., "1995 Stock Option Plan B" as adopted by the Board of Directors on December 1, 1995 and ratified by the
           Company's shareholders on May 27, 1996.

	SIGNATURES

	    Pursuant to the requirements of the Securities Exchange Act of 1934, the
Company has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							Synergy Media, Inc.



							By: James R. Saker
     						James R. Saker, President

Date:  May 30, 1996